Exhibit 99.1
Opiant Pharmaceuticals Announces Appointment of Matthew Ruth as Chief Commercial Officer

•Mr. Ruth led the highly successful launch and commercialization of the first FDA- approved nasal naloxone spray to treat opioid overdose

•He joins Opiant at a time when the Company is developing and moving towards potential commercialization of OPNT003, nasal nalmefene, a novel investigational treatment for opioid overdose

SANTA MONICA, Calif., July 12, 2021 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT), a specialty pharmaceutical company developing medicines to treat addictions and drug overdose, today announced the appointment of Matthew Ruth as Chief Commercial Officer. Mr. Ruth brings significant commercial experience to Opiant, including leading the highly successful launch and commercialization of the first nasal naloxone spray approved by the U.S. Food and Drug Administration (“FDA”) to treat opioid overdose. Mr. Ruth will begin his employment with Opiant effective today and report directly to Dr. Roger Crystal, President and CEO.

“We welcome Matt's highly relevant commercial leadership, insights and expertise as we continue to progress our lead candidate OPNT003, nasal nalmefene, through development for the treatment of opioid overdose," said Dr. Crystal. “I look forward to working with Matt in his new role as we pursue our mission to deliver new medicines to treat addictions and drug overdose.”

OPNT003, nasal nalmefene, is in development as a potent, rapid-onset, long-acting opioid antagonist for the treatment of opioid overdose. It is designed as a rescue medication that could be especially useful in treating overdose by high-potency synthetic opioids, such as fentanyl.

"With its development of the first FDA-approved naloxone nasal spray, Opiant helped transform the emergency treatment of opioid overdose, and I believe the company is positioned to make even further impact at a time when overdoses from potent illicit synthetic opioids are rampant in America," said Mr. Ruth. "I look forward to joining the team to build a commercial organization that will deliver on this promise and advance Opiant’s mission in addictions and drug overdose."

From 2015 until 2019, Mr. Ruth was responsible for building out the U.S. Operational, Commercial, Government Affairs and Medical Affairs team in preparation for the launch and commercialization of a branded nasal naloxone spray.
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Prior to his work in the opioid overdose space, Mr. Ruth was Chief Operating Officer for RightCare Solutions, a medical technology company, where he built their commercial infrastructure and was instrumental in building a revenue stream that enabled their acquisition by NaviHealth in 2015.

Earlier in his career, Mr. Ruth was Vice President of Azur Pharma (2007-2012), Responsible for the CNS franchise which helped lead to the acquisition by Jazz Pharmaceuticals. From 2006 to 2007, he was Vice President for Avanir Pharmaceuticals responsible for the Commercial operation along with M&A activities including the acquisition of Alamo Pharma and the sale of FazaClo to Azur. Prior to that, he held positions of increasing responsibility at Allergan.

Exhibit 99.1

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose. For more information visit: www.opiant.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements for OPNT003’s potential as an opioid overdose reversal agent. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. Additional factors that could materially affect actual results can be found in our Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 4, 2021, including under the caption titled "Risk Factors."  These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For Media and Investor Inquiries:
Ben Atkins, Opiant
(310) 598-5410
batkins@opiant.com